CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-194565 on Form N-2 of our report dated February 11, 2015, relating to the financial statements of Calamos Dynamic Convertible and Income Fund, appearing in the Statement of Additional Information, and to the references to us under the headings “Experts” appearing in the Prospectus and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 11, 2015